EXHIBIT 10.5

                           STOCK RESTRICTION AGREEMENT


         AGREEMENT made this 1st day of December, 1997, between Saville Systems PLC, (the "Company"), and John J. Boyle, III (the "Director").

         For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1 Purchase of Shares. The Company shall issue and sell to the Director, and the Director shall purchase from the Company, subject to the terms and conditions set forth in this Agreement, 30,000 Ordinary Shares (the "Shares") $0.0025 nominal value per share, of the Company ("Ordinary Shares"), at a purchase price of $0.0025 per share. The aggregate purchase price for the Shares shall be paid by the Director by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Director one or more certificates in the name of the Director for that number of Shares purchased by the Director. The Director agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2 Capital Contribution Obligation.

(a) In the event that the Director ceases to serve as a director of the Company for any reason or no reason, with or without cause, prior to August 1, 2002, the Director shall, immediately upon ceasing to so serve, contribute to the capital of the Company for no additional consideration that number of the Shares as is set forth in the second column of the table set forth below opposite the period in which the Director ceases to be a director.

If Cessation of Employment                    Percentage of Shares
Occurs:                                       Subject to Purchase Option

Before August 1, 1998                         30,000
On or after August 1, 1998                    24,000
  but before August 1, 1999
On or after August 1, 1999                    18,000
  but before August 1, 2000
On or after August 1, 2000                    12,000
  but before August 1, 2001
On or after August 1, 2001                    6,000
  but before August 1, 2002
On or after August 1, 2002                    - 0 -


(b) In the event that the Director ceases to serve as a director the Company by reason of death or disability, the number of the Shares then required to be contributed pursuant to Section 2(a) above shall be reduced by fifty percent (50%). For this purpose, "disability" shall mean the inability of the Director, due to a medical reason, to carry out his duties as a director of the Company for a period of six consecutive months.

(c) For purposes of this Agreement, the Company shall include serving as a director of a parent or subsidiary of the Company.

3 Restrictions on Transfer.

(a) Except as otherwise provided in subsection (b) below, the Director shall not, during the period of time from the date of this Agreement through August 1, 2002, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares, or any interest therein, unless and until such Shares are no longer subject to the capital contribution requirement set forth in Section 2 above.

(b) Notwithstanding the foregoing, the Director may transfer Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the capital contribution requirement set forth in Section 2 above) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

4 Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

5 Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

"The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

6 Investment Representations. The Director represents, warrants and covenants as follows:

(a) The Director is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

(b) The Director has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

(c) The Director has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) The Director can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e) The Director understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Ordinary Shares, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

(f) A legend substantially in the following form will be placed on the certificate representing the Shares:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

7 Adjustments for Share Splits, Share Dividends, etc.

(a) If from time to time during the term of this Agreement there is any share split-up, share dividend, stock distribution or other reclassification of the Ordinary Shares of the Company, any and all new, substituted or additional securities to which the Director is entitled by reason of his ownership of the Shares shall be immediately subject to the capital contribution requirements set forth in Section 2 above, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares.

(b) If the Shares are converted into or exchanged for, or shareholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

8 Withholding Taxes.

(a) The Director acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Director any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Director.

(b) If the Director elects, in accordance with Section 83 (b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Shares and the fair market value of such Shares as of the day immediately preceding the date of the purchase of such Shares by the Director.

9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

10 Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Director and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

12 No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Director any right to be retained, in any position, as an employee of the Company.

13 Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 14.

14 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

15 Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

16 Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Director.

17 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         SAVILLE SYSTEMS PLC


                                         By: /s/ Bruce A. Saville
/s/ John J. Boyle, III                   Bruce A. Saville, Chairman of
John J. Boyle, III                       the Board of Directors